Exhibit 99.1

Sterling Bancorp, Inc. Shareholder Demand Settlement Approved by Court

September 29, 2022

SOUTHFIELD, Mich. - (BUSINESS WIRE) - Sterling Bancorp, Inc. (the “Company”) (NASDAQ: SBT), the thrift holding company for Sterling Bank and Trust, F.S.B., Southfield, Michigan (the “Bank”), today announced receipt of final court approval of the settlement of the shareholder derivative action that was filed against the Company and certain current and former directors of the Company. The substance of the derivative action was originally set forth in a demand letter from a purported shareholder of the Company received on July 28, 2020 (the “Shareholder Demand”). The Company entered into and announced the settlement agreement on January 19, 2022.

The settlement agreement provides for the Company’s adoption and implementation of certain corporate governance reforms, many of which were already in progress and have now been completed, and the payment of attorneys’ fees and expenses in exchange for the release of all defendants from all alleged claims. The full amount of the attorneys’ fees and expenses due under the settlement will be paid by the Company’s insurance carriers under applicable insurance policies. Although the Company and the individual defendants named in the complaint deny any and all allegations of wrongdoing alleged by the purported shareholder, the Demand Review Committee established by the Company’s Board of Directors after it received the Shareholder Demand and the Company’s Board of Directors believe that the settlement is the most efficient manner for resolving this matter. The court approval of the settlement represents the final disposition of this matter.

“This final approval of the settlement is another in the important milestones for Sterling. The Board of Directors made their decision with a clear determination to focus the Company on putting legacy matters in the rearview mirror as prudently as possible. We are particularly pleased with the significant corporate governance enhancements that we have implemented over the past two years,” said Thomas M. O’Brien, Chairman, President and Chief Executive Officer.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in San Francisco and Los Angeles, California and New York City. Sterling offers a range of loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Contact:

Sterling Bancorp, Inc.
Karen Knott
Executive Vice President and Chief Financial Officer
(248) 359-6624
kzaborney@sterlingbank.com